Exhibit 10.6

EXECUTION COPY

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of May 20, 2012, is by and among DAVITA INC., a Delaware corporation (“Parent”), HEALTHCARE PARTNERS HOLDINGS, LLC, a California limited liability company (the “Company”), and the undersigned interest holder (the “Interest Holder”) of the Company.

WITNESSETH:

WHEREAS, Parent, Seismic Acquisition LLC, a California limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving company of the Merger and pursuant to which all Class B Units in the Company will be converted into the right to receive the consideration set forth in the Merger Agreement (the “Merger Consideration”);

WHEREAS, the Interest Holder is the direct owner and indirect owner, whether through Bay Shores Investment, LLC or otherwise, of that number of the outstanding equity interests of the Company, and is the holder of options to purchase such number of equity interests of the Company, as set forth on the signature page of this Agreement; and

WHEREAS, as a condition and material inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Interest Holder (in the Interest Holder’s capacity as such) has entered into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Expiration Date” means the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX thereof and (ii) except with respect to Section 8, such date and time as the Merger shall have become effective in accordance with the terms and provisions of the Merger Agreement.

(b) “Equity Interests” means (i) all equity securities of the Company (including all Company Common Units, all Company Options, and all other rights to acquire Company Common Units) owned by the Interest Holder as of the date hereof, whether as of record or beneficially, and whether by trust, contract, or otherwise, and (ii) all additional equity securities of the Company (including all Company Common Units, all Company Options, and all other rights to acquire Company Common Units) of which the Interest Holder acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of exercise of any Company Option, dividend or distribution, split-up, recapitalization, combination, exchange of units, and the like, but excluding any Equity Awards granted to the Interest Holder pursuant to Section 6.18 of the Merger Agreement).

(c) “Indirect Equity Interests” means (i) all equity securities of Bay Shores Investment, LLC or other entities that are direct or indirect owners of outstanding equity interests of the Company (including all other rights to acquire equity securities thereof) owned by the Interest Holder as of the date hereof, whether as of record or beneficially, and whether by trust, contract, or otherwise, and (ii) all additional equity securities of Bay Shores Investment, LLC or such other entity (including all other rights to acquire equity securities thereof) of which the Interest Holder acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of dividend or distribution, split-up, recapitalization, combination, exchange of units, and the like).

(d) “Transfer” means, with respect to an Equity Interest, an Indirect Equity Interest or Parent Common Stock received pursuant to the terms of the Merger Agreement, to directly or indirectly (i) sell, pledge, encumber, assign, grant an option with respect to, transfer, tender, or dispose of such security or any interest in such security or (ii) enter into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, tender of, or disposition of such security or any interest therein.

2. Transfer of Equity Interests.

(a) Transfer Restrictions. From the date hereof through the Expiration Date, the Interest Holder shall not Transfer (or cause or permit the Transfer of) any of the Equity Interests or Indirect Equity Interests, or enter into any agreement relating thereto, except (i) by selling already-owned Equity Interests either to pay the exercise price upon the exercise of a Company Option or to satisfy the Interest Holder’s tax withholding obligation upon the exercise of a Company Option, in each case as permitted by the Company Plan, (ii) for transferring Equity Interests or Indirect Equity Interests to immediate family members, a trust established for the benefit of the Interest Holder and/or for the benefit of one or more members of the Interest Holder’s immediate family members, a trust or other foundation established for charitable purposes, charitable organizations, or upon the death of the Interest Holder, provided, that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A, or (iii) with Parent’s prior written consent. Any Transfer, or purported Transfer, of Equity Interests or Indirect Equity Interests in violation of this Agreement shall be void and of no force or effect.

(b) Transfer of Voting Rights. The Interest Holder shall not deposit (or cause or permit the deposit of) any Equity Interests or Indirect Equity Interests in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Equity Interests or Indirect Equity Interests.

3. Agreement to Vote Equity Interests.

(a) From the date hereof through the Expiration Date, at every meeting of the Members of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Members of the Company, the Interest Holder (in the Interest Holder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy, shall, or shall cause the holder of record of its Equity Interests, on any applicable record date to, vote all Equity Interests that are then owned by such Interest Holder and entitled to vote or act by written consent:

(i) in favor of the approval of the principal terms of the Merger and the Merger Agreement, and in favor of any related proposal necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

(ii) in favor of any adjournment of such meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of such meeting to approve the principal terms of the Merger and the Merger Agreement; and

(iii) against any of the following actions (other than (x) the Merger and any other transactions contemplated by the Merger Agreement or (y) acquisitions referred to in Section 6.01(b)(vii) of the Company Disclosure Schedule): (A) any merger, consolidation, business combination, sale of assets, reorganization, or recapitalization of or involving the Company or any of the Business Entities or Related Consolidated Entities, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Business Entities or Related Consolidated Entities, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of the Business Entities or Related Consolidated Entities, (D) any material change in the capitalization of the Company or any of the Business Entities or Related Consolidated Entities, or the corporate structure of the Company or any of the Business Entities or Related Consolidated Entities, or (E) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage, or adversely affect the Merger or any other transactions contemplated by the Merger Agreement or result in a breach in any material respect of the Merger Agreement.

The Interest Holder shall retain at all times the right to vote the Equity Interests and Indirect Equity Interests in his sole discretion and without any other limitation on those matters other than those set forth in clauses (i), (ii), and (iii) that are at any time or from time to time presented for consideration to the Company’s Members generally.

(b) In the event that a meeting of the Members of the Company is held, the Interest Holder shall, or shall cause the holder of record of its Equity Interests on any applicable record date to, appear at such a meeting or otherwise cause the Equity Interests to be counted as present thereat for purposes of establishing a quorum, and the Interest

Holder, acting in his capacity as an equity holder of Bay Shores Investment, LLC or other entities that are direct or indirect owners of Company Common Units, shall take the steps available to it as an equity holder under the applicable Governing Documents to cause Bay Shores Investment, LLC or such other intermediate entity, on any applicable record date, to appear at such meeting or otherwise cause the Company Common Units held by Bay Shores Investment, LLC or such other intermediate entity to be counted as present thereat for purposes of establishing a quorum.

(c) The Interest Holder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Election.

(a) The Interest Holder shall elect to receive the Per Unit Closing Stock Consideration for not less than 33% of the Interest Holder’s Equity Interests on a properly completed Election Form in accordance with the provisions set forth in the Merger Agreement and in the Election Form provided to the Interest Holder and shall not revoke or change such Election Form.

(b) The Interest Holder shall submit an election to or otherwise instruct any intermediate entity through which he holds Indirect Equity Interests to receive the Per Unit Closing Stock Consideration for not less than 33% of the Interest Holder’s Indirect Equity Interests, subject to the applicable Governing Documents of the intermediate entity, and shall not revoke or change such election.

5. Agreement Not to Exercise Appraisal Rights. The Interest Holder shall not exercise, and hereby irrevocably and unconditionally waives, any rights of appraisal or rights of dissent from the Merger that such Interest Holder may have under Chapter 13 of the CLLCA by virtue of ownership of any Equity Interests. Notwithstanding the foregoing, nothing in this Section 5 shall constitute, or be deemed to constitute, a waiver or release by the Interest Holder of any claim or cause of action against Parent or Merger Sub to the extent arising out of a breach of this Agreement or the Merger Agreement by Parent.

6. Managers and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Interest Holder from acting in his capacity as a manager or officer of the Company or of any intermediate entity through which the Interest Holders holds Indirect Equity Interests or fulfilling the obligations of any such office, including by voting, in his capacity as a manager of the Company or any intermediate entity through the Interest Holder holds Indirect Equity Interests, in the Interest Holder’s sole discretion on any matter. In this regard, the Interest Holder shall not be deemed to make any agreement or understanding in this Agreement in the Interest Holder’s capacity as a manager or officer of the Company or any intermediate entity through which the Interest Holder holds Indirect Equity Interests.

7. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Interest Holder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable until following the Expiration Date to the fullest extent permissible by law, with respect to all the Equity Interests.

8. Lock-Up; Legend.

(a) The Interest Holder hereby agrees not to sell or otherwise Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (any of the foregoing transactions, a “Post Merger Sale”) of any Parent Common Stock received by the Interest Holder pursuant to the terms of the Merger Agreement and held by the Interest Holder other than pursuant to this Section 8.

(i) During the one (1) year period following the second (2nd) anniversary of the Effective Time, the Interest Holder may conduct Post Merger Sales of no more than thirty-three percent (33%) of any Parent Common Stock received by the Interest Holder pursuant to the Merger Agreement.

(ii) During the one (1) year period following the third (3rd) anniversary of the Effective Time (as defined in the Merger Agreement) of the Merger, the Interest Holder may conduct Post Merger Sales of no more than sixty-seven percent (67%) (inclusive of any Parent Common Stock sold during the prior year under Section 8(a)(i)) of any Parent Common Stock received by the Interest Holder pursuant to the Merger Agreement.

(iii) After the fourth (4th) anniversary of the Effective Time all restrictions on sales or transfers of Parent Common Stock set forth in this Section 8 shall terminate and all such shares shall be freely saleable and transferable.

(iv) Notwithstanding the foregoing, the Interest Holder may consummate a Post Merger Sale at any time and for any amount of Parent securities received pursuant to the terms of the Merger Agreement with any immediate family members, a trust established for the benefit of the Interest Holder and/or for the benefit of one or more members of the Interest Holder’s immediate family members, a trust or other foundation established for charitable purposes, charitable organizations, or upon the death of the Interest Holder, if such transferee, prior to the Post Merger Sale, agrees to be bound by this Section 8.

(b) Any certificate evidencing Parent Common Stock issued in the Merger at any time and owned, beneficially or of record, by the Interest Holder (or any successor or assign thereof) shall (in addition to such other legend(s) as may be required under the Merger Agreement or by Law) have the following legend written, printed, or stamped upon the face thereof:

THE SECURITIES REPRESENTED BY, OR TO BE ISSUED IN ACCORDANCE WITH, THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF A SUPPORT AGREEMENT, DATED AS OF MAY [•], 2012, AMONG DAVITA INC., HEALTHCARE PARTNERS

HOLDINGS, LLC, AND CERTAIN SHAREHOLDERS, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF DAVITA INC. SUCH AGREEMENT, AMONG OTHER THINGS, MAY RESTRICT THE TRANSFER OF SUCH SECURITIES. SUCH SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED, ENCUMBERED, OR DISPOSED OF, EXCEPT AS EXPRESSLY PROVIDED IN SUCH AGREEMENT. STOP TRANSFER INSTRUCTIONS HAVE BEEN PLACED AGAINST SUCH SECURITIES AND THE CERTIFICATES EVIDENCING SUCH SECURITIES TO RESTRICT THEIR TRANSFER, EXCEPT AS PERMITTED UNDER SUCH AGREEMENT.

The Interest Holder consents to the placing of stop transfer instructions against such Equity Interests and Indirect Equity Interests and the certificates evidencing such Parent Common Stock to restrict their transfer except as permitted under this Agreement. Following the expiration of the restrictions on the sale and transfer of Parent Common Stock set forth in this Section 8 as to any shares of Parent Common Stock received by the Interest Holder pursuant to the terms of the Merger Agreement, the legend, and the stop transfer instructions set forth above shall be immediately removed and terminated and, upon request of the Interest Holder, new certificates evidencing such Parent Common Stock shall be issued to the Interest Holder.

9. Merger Agreement. Acting in his capacity as a manager or officer of the Company, or as a Member or manager or officer of an intermediate entity through which the Interest Holder holds Indirect Equity Interests, the Interest Holder shall use commercially reasonable efforts to cause the Company to comply with the terms and conditions of the Merger Agreement, including holding the Member Meeting for the purpose of obtaining the Member Approval and mailing to the Members the Prospectus prior to the Member Meeting and in accordance with the Governing Documents of the Company and applicable Law.

10. Representations and Warranties of the Interest Holder. The Interest Holder hereby represents and warrants to Parent as follows:

(a) Power; Binding Agreement. The Interest Holder has the legal capacity to enter into this Agreement and the Proxy. This Agreement and the Proxy have been duly executed and delivered by the Interest Holder, and (assuming due authorization, execution, and delivery by Parent) this Agreement and the Proxy constitute a legal, valid, and binding obligation of the Interest Holder, enforceable against the Interest Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including Laws relating to fraudulent transfers), reorganization, moratorium, or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b) No Conflicts. Neither the execution and delivery of this Agreement or the Proxy by the Interest Holder nor the consummation by the Interest Holder of the Transactions, nor performance of this Agreement or the Proxy by the Interest Holder, will (a) conflict with or violate in any material respect any material Law applicable to the Interest Holder, or (b) conflict in any material respect with, result in any material breach of, constitute a material default (or an event which, with the giving of notice or lapse of time, or both, would become a material default) under, require any Consent under, or give to others any right to exercise any remedy under, or rights of termination, acceleration, cancellation, or modification of, any agreement to which the Interest Holder is a party or by which the Interest Holder may be bound, including any voting agreement or voting trust.

(c) Ownership of Equity Interests. The Interest Holder (i) is the sole record and beneficial owner of the Company Common Units and equity interests in Bay Shores Investment, LLC and other entities that are direct or indirect owners of outstanding equity interests of the Company set forth on the signature page of this Agreement, all of which are free and clear of any Encumbrances (other than transfer restrictions contained in the Governing Documents of the Company, Bay Shores Investment, LLC, or other entities that are direct or indirect owners of outstanding equity interests of the Company and under applicable securities laws), proxies, voting trust, voting agreement, or other similar agreements, (ii) is the sole holder of the Company Options that are exercisable for the number of Company Common Units set forth on the signature page of this Agreement, all of which Company Options and Company Common Units issuable upon the exercise of such Company Options are, or in the case of Company Common Units received upon exercise of an option after the date hereof will be, and the options to purchase such number of equity interests of Bay Shores Investment, LLC and such other entities set forth on the signature page of this Agreement, free and clear of any Encumbrances (other than transfer restrictions in the Company Plan or the Governing Documents of the Company, Bay Shores Investment, LLC, or other entities that are direct or indirect owners of outstanding equity interests of the Company and under applicable securities laws), and (iii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any securities of the Company, Bay Shores Investment, LLC or such other direct or indirect owners of the Company other than the Company Common Units, Company Options, the Company Common Units issuable upon the exercise of such Company Options, and Indirect Equity Interests set forth on the signature page of this Agreement.

(d) Voting Power. The Interest Holder has or will have sole voting power with respect to all of the Equity Interests, with no limitations, qualifications, or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent, or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the Merger Agreement based upon arrangements made by or on behalf of the Interest Holder in its capacity as such.

(f) Reliance by Parent. The Interest Holder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Interest Holder’s execution and delivery of this Agreement and the representations, warranties, covenants, and agreements contained herein.

11. Certain Restrictions. The Interest Holder shall not, directly or indirectly, take any action that would make any representation or warranty of the Interest Holder contained herein untrue or incorrect in any material respect.

12. Disclosure. The Interest Holder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, including the Prospectus and the Financing Registration Statement, any document in connection with the Financing, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Interest Holder’s identity and ownership of Equity Interests and the nature of the Interest Holder’s commitments, arrangements, and understandings under this Agreement.

13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Equity Interests or Indirect Equity Interests. Except as provided in this Agreement, all rights, ownership, and economic benefits relating to the Equity Interests and Indirect Equity Interests shall remain vested in and belong to the Interest Holder.

14. Further Assurances. Subject to the terms and conditions of this Agreement, upon request of Parent, the Interest Holder shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to fulfill such Interest Holder’s obligations under this Agreement.

15. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Interest Holder hereby authorizes the Company to record a stop transfer order with respect to all of the Equity Interests of the Interest Holder (and to give notice that this Agreement places limits on the voting and transfer of such Equity Interests), provided that such stop transfer order and notice will immediately be withdrawn and terminated following the Expiration Date.

16. Termination. This Agreement and the Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date, provided, that the rights and obligations in Section 8 shall survive the Expiration Date in accordance with their terms. Notwithstanding the foregoing, nothing set forth in this Section 16 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any intentional breach of this Agreement prior to such termination. This Section 16 and Sections 1 and 17 (as applicable) shall survive any termination of this Agreement.

17. Miscellaneous.

(a) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, provided, that the economic and legal substance of the actions set forth herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

(b) Assignment. Except as permitted under Section 2(a), this Agreement may not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of the parties hereto), as the case may be, and any attempted assignment without such consent shall be null and void; provided, however, that Parent shall have the right to assign this Agreement to a direct or indirect wholly owned subsidiary of Parent; provided, further, that any such assignment shall not relieve Parent of its obligations hereunder.

(c) Amendments; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party; (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant to this Agreement; or (c) waive compliance with any of the agreements of any other party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(d) Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges that a breach or threatened breach by any party of any of their obligations under this Agreement (including failing to take such actions as are required of it hereunder to consummate the Transactions) would give rise to irreparable harm to the other parties to this Agreement (in each instance, a “Non-Breaching Party”) for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by a party of any such obligations, any Non-Breaching Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or other security).

(e) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt after transmittal by email (to such address specified below or another address as such Person may subsequently specify by proper notice under this Agreement), with a confirmatory copy to be sent by overnight courier, and (c) on the next Business Day when sent by national overnight courier, in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17(e)):

(i)	if to Parent:

DaVita Inc.

2000 16th Street

Denver, Colorado 80202

Attention: Chief Legal Officer

Tel: (303) 475-2100

with copies to:

DaVita Inc.

2000 16th Street

Denver, Colorado 80202

Attention: Deputy General Counsel - Transactions

Tel: (303) 475-2100

DaVita Inc.

1423 Pacific Avenue

Tacoma, Washington 98402

Attention: Chief Accounting Officer

Tel: (253) 272-1916

with a copy to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Spencer D. Klein

E-mail:        sklein@mofo.com

(ii)	if to the Company:

HealthCare Partners Holdings, LLC

19191 S. Vermont Avenue, Suite 200

Torrance, California 90502

Attention: Robert J. Margolis, M.D.

E-mail:        RMargolis@healthcarepartners.com

with a copies to:

Nossaman LLP

777 South Figueroa Street, 34th Floor

Los Angeles, California 90017

Attention: Robert D. Mosher

E-mail:        rmosher@nossaman.com

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention: Robert E. Denham

E-mail:        robert.denham@mto.com

(iii)	if to the Interest Holder:

c/o HealthCare Partners Holdings, LLC

19191 S. Vermont Avenue, Suite 200

Torrance, California 90502

Attention: Thomas Paulsen, M.D.

E-mail:        TPaulsen@healthcarepartners.com

with a copies to:

Nossaman LLP

777 South Figueroa Street, 34th Floor

Los Angeles, California 90017

Attention: Robert D. Mosher

E-mail:        rmosher@nossaman.com

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention: Robert E. Denham

E-mail:        robert.denham@mto.com

(f) No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Governing Law; Submission to Jurisdiction.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(ii) All Actions commenced before the Closing arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that if such federal court does not have jurisdiction over such

Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereto hereby (A) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto prior to the Closing; (B) consent to service of process in accordance with the procedure set forth in Section 17(e); and (C) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

(iii) All Actions commenced after the Closing arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in Los Angeles, California; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any California state court sitting in Los Angeles, California. Consistent with the preceding sentence, the parties hereto hereby (A) submit to the exclusive jurisdiction of any federal or state court sitting in Los Angeles, California for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto after the Closing; (B) consent to service of process in accordance with the procedure set forth in Section 17(e); and (C) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Entire Agreement. This Agreement and the Proxy constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

(j) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(k) Expenses. All fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs, and expenses.

(l) Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

DAVITA INC.

By:	/s/ Dennis L. Kogod
Name:	Dennis L. Kogod
Title:	Chief Operating Officer

HEALTHCARE PARTNERS HOLDINGS, LLC

By:	/s/ Robert J. Margolis
Name:	Robert J. Margolis, M.D.
Title:	Chief Executive Officer

THOMAS PAULSEN, M.D.

/s/ Thomas Paulsen

Equity Interests owned:

Company Common Units

Options exercisable for Company Common Units

Bay Shores Investment, LLC equity interests

Options exercisable for Bay Shores Investment, LLC equity interests equity interests in other entities that are direct or indirect owners of outstanding equity interests of the Company

Options exercisable for equity interests in other entities that are direct or indirect owners of outstanding equity interests of the Company

[Signature Page to Support Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned Interest Holder (the “Interest Holder”) of HEALTHCARE PARTNERS HOLDINGS, LLC, a California limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints DAVITA INC., a Delaware corporation (“Parent”), acting through any of its Chief Executive Officer, Chief Financial Officer, or General Counsel, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the equity interests of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Equity Interests”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Equity Interests are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Equity Interests until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest, and is granted pursuant to that certain Support Agreement, dated as of the date hereof, by and among Parent, the Company, and the undersigned Interest Holder (the “Support Agreement”), and is granted as a condition and material inducement to the willingness of Parent and Seismic Acquisition LLC, a California limited liability company and direct, wholly owned subsidiary of Parent (“Merger Sub”), to enter into the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), among Parent, Merger Sub, and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving company of the Merger and pursuant to which all Class B Units of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement (the “Merger Consideration”). The Interest Holder hereby (a) affirms that such irrevocable proxy is (i) coupled with an interest by reason of the Merger Agreement and (ii) executed and intended to be irrevocable in accordance with the CLLCA, (b) revokes any and all prior proxies granted by such Interest Holder with respect to the Equity Interests and no subsequent proxy shall be given by the Interest Holder (and if given shall be ineffective) and (c) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done in compliance with the express terms hereof.

As used herein, the term “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX thereof and (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Equity Interests, and to exercise all voting, consent, and similar rights of the undersigned with respect to the Equity Interests (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned, or postponed meeting of Members of the Company and in every written consent in lieu of such meeting:

(i) in favor of the approval of the principal terms of the Merger and the Merger Agreement, and in favor of any related proposal necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

(ii) in favor of any adjournment of such meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of such meeting to approve the principal terms of the Merger and the Merger Agreement; and

(iii) against any of the following actions (other than (x) the Merger and any other transactions contemplated by the Merger Agreement or (y) acquisitions referred to in Section 6.01(b)(vii) of the Company Disclosure Schedule): (A) any merger, consolidation, business combination, sale of assets, reorganization, or recapitalization of or involving the Company or any of the Business Entities or Related Consolidated Entities, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Business Entities or Related Consolidated Entities, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of the Business Entities or Related Consolidated Entities, (D) any material change in the capitalization of the Company or any of the Business Entities or Related Consolidated Entities, or the corporate structure of the Company or any of the Business Entities or Related Consolidated Entities, or (E) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage, or adversely affect the Merger or any other transactions contemplated by the Merger Agreement or result in a breach in any material respect of the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Interest Holder may vote the Equity Interests in his sole discretion on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: May 20, 2012	THOMAS PAULSEN, M.D.

/s/ Thomas Paulsen